EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Kendle International Inc., which is incorporated by reference in Kendle International Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Cincinnati, Ohio
May 25, 2001